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                              AMENDMENT NO. 2 TO
                             EMPLOYMENT AGREEMENT
                             --------------------

     This Amendment No. 2 to Employment Agreement ("Amendment") is effective as of April 1, 1998, and is made by and between HEALTHCARE FINANCIAL PARTNERS, INC., a Delaware corporation (the "Corporation") and STEVEN I. SILVER ("Employee").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     A. Employee and the Corporation have entered into an Employment Agreement dated as of October 1, 1996, and amended as of July 1, 1997 (as so amended, "Agreement").

     B. The Corporation desires to further recognize Employee's contribution to the growth and success of the Corporation by amending certain terms of the Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises, and of the mutual covenants and representations contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Section 4.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

        "4.2 Termination of Employment.
             -------------------------

             (a) Employee may terminate his employment under this Agreement upon 30 days prior written notice to the Corporation. During the 30-day period following Employee's notice of termination, and if so requested by the Corporation, Employee will perform his regular duties and, in addition, will perform those consulting services that may be requested by the Corporation to assist in the orderly transition of Employee's duties to another person or persons and/or assist in the training of Employee's replacement.

             (b) The Corporation may terminate the employment of the Employee for Cause (as defined in paragraph 4.4(a)) upon written notice to Employee of the termination ("Notice of Termination for Cause") and, upon such termination, the Corporation will have no further obligation to the Employee.

             (c) The Corporation shall not be entitled to terminate the employment of the Employee without Cause. In the event, however that the Corporation or any successor upon a Sale of the Corporation (as defined in paragraph 5(e)) terminates Employee's employment without Cause (as defined in paragraph 5(e)), Employee shall be paid a lump sum payment in cash, immediately upon the termination without Cause, equal to the aggregate compensation and benefits as calculated pursuant to paragraph 1.2 at the annual salary rate in effect at the time of termination, with such lump sum payment to be equal to the aggregate
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compensation that would otherwise be payable to Employee for the remaining portion of the Employment Period (i.e. two (2) years and four (4) months if terminated without Cause on June 1, 1998). If the successor upon a Sale of the Corporation fails to make such lump sump payment upon a termination of Employee without Cause, the Corporation shall be obligated to immediately make such payment.
                (d) The employment of Employee will be automatically terminated by his death or Total Disability. If Employee dies or suffers a Total Disability while this Agreement is in effect, the Corporation will pay to Employee's spouse (or if he is not married at the time of his death, to his estate) compensation under paragraph 1.2 as would be accrued through the end of the month in which his employment terminated."

        2. Except as expressly modified by this Amendment, the Agreement remains in full force and effect.

        IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

ATTEST:                                  THE CORPORATION:

                                         HEALTHCARE FINANCIAL
                                         PARTNERS, INC.
                                         a Delaware corporation

                                         By:
-------------------------                     ------------------------------
                                              Name:
                                              Its:


WITNESS:                                 EMPLOYEE:


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                                         Steven I. Silver